UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2022, Armstrong Flooring, Inc. (the “Company”) entered into an ABL Amendment (as defined below) and a Term Loan Amendment (as defined below) for the purpose of amending certain milestone covenants in the Company’s Amended ABL Credit Facility (as defined below) and Amended Term Loan Facility (as defined below). Specifically, the ABL Amendment and the Term Loan Amendment amend the milestone covenant contained in each of the Amended ABL Credit Facility and the Amended Term Loan Facility that requires the Company to enter into a definitive binding purchase agreement, merger agreement or other similar agreement by no later than March 31, 2022 (the “Definitive Agreement Milestone”) which provides for an aggregate purchase price in an amount sufficient to repay in full the outstanding loans under the Amended ABL Credit Facility and the Amended Term Loan Facility and is otherwise in form and substance reasonably satisfactory to the ABL Agent (as defined below) and the Term Loan Agent (as defined below). The ABL Amendment and the Term Loan Amendment also amend the milestone covenant contained in each of the Amended ABL Credit Facility and the Amended Term Loan Facility that requires the Company to consummate the transaction contemplated by such definitive purchase agreement, merger agreement or other similar agreement no later than May 15, 2022 (the “Closing Milestone”). As amended, the Definitive Agreement Milestone now requires that the Company enter into a definitive binding purchase agreement, merger agreement or other similar agreement by no later than May 2, 2022, and the Closing Milestone now requires that the transaction be consummated on or before June 15, 2022.

As previously announced, the Company retained Houlihan Lokey Capital, Inc. (“Houlihan”) to assist with a process for the sale of the Company and with the consideration of other strategic alternatives (the “Sale Process”). The Company received confidential, non-binding expressions of interest from several parties in connection with the Sale Process. After careful review and consideration, the Board of Directors of the Company (the “Board”) has instructed the Company’s management and advisors to pursue implementation of those expressions of interest which the Board believes are most likely to maximize the value to be realized by the Company’s stakeholders, subject to further negotiation and documentation.

The Company sought the extension of the Definitive Agreement Milestone and the Closing Milestone in order to allow additional time to evaluate the implementation of the expressions of interest received by the Company and pursue execution of definitive documentation, and to permit sufficient time to consummate the potential transaction if definitive documentation can be reached.

Please see below for a discussion of certain risks and uncertainties facing the Company in connection with the Sale Process, the terms of the Amended ABL Facility and Amended Term Loan Facility, the Company’s operational performance, and related matters. The Company undertakes no obligation to provide further disclosure, unless and until a definitive agreement is executed or another material event occurs for which disclosure is required, regarding the status of the Sale Process or the Company’s efforts to pursue implementation of a potential transaction, and does not presently intend to make such disclosure.

Amended ABL Credit Facility

The Sixth Amendment to Credit Agreement, dated as of March 31, 2022 (the “ABL Amendment”), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Agent”), as Australian security trustee and as letter of credit issuer and as swingline lender, amends that certain Credit Agreement, dated as of December 31, 2018, by and among the Company, the guarantors named therein, the lenders party thereto, the letter of credit issuer, the swingline lender and the ABL Agent (as amended, restated, supplemented or otherwise modified from time to time, including by the ABL Amendment, the “Amended ABL Credit Facility”).

Amended Term Loan Facility

The Third Amendment to Term Loan Agreement, dated as of March 31, 2022 (the “Term Loan Amendment”), by and among the Company and Armstrong Flooring Pty Ltd, as borrowers, Borrower, the guarantors named therein, the lenders party thereto and Pathlight Capital LP, as administrative agent, collateral agent and Australian security trustee (in such capacities, the “Term Loan Agent”), amends that certain Term Loan Agreement, dated as of June 23, 2020, by and among the Company, the guarantors named therein, the lenders party thereto and the Term Loan Agent (as amended, restated, supplemented or otherwise modified from time to time, including by the Term Loan Amendment, the “Amended Term Loan Facility”).

*    *    *    *    *

The foregoing summaries of the ABL Amendment and the Term Loan Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the ABL Amendment and the Term Loan Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

There can be no assurance that the Company will reach agreement on any such potential transaction. Also, even if such an agreement is reached, it is possible that any such transaction would need to be completed through a court-supervised insolvency process. Moreover, the Company continues to face certain risks and uncertainties that have been affecting its business and operations. The Amended ABL Facility and the Amended Term Loan Facility contain provisions that require the Company and its subsidiaries to adhere to various covenants, including meeting the Definitive Agreement Milestone and the Closing Milestone, as described above, and there can be no assurance that the Company will be able to comply with these covenants. The failure to comply with any of these covenants would constitute a default under the terms of the Amended ABL Credit Facility and/or the Amended Term Loan Facility, as applicable, which could have an adverse effect on the Company, including affecting its access to liquidity. In such circumstance, absent additional accommodations from the Company’s lenders, the lenders under the Amended ABL Credit Facility and/or the Amended Term Loan Facility could exercise remedies and/or the Company could determine to seek protection through a court-supervised insolvency process. In addition, the cash dominion arrangement provided for in the

Amended ABL Credit Facility creates certain operational risks for the Company given the constraints it places on the Company’s cash management system and could impede the Company’s access to liquidity if for any reason the Company were unable to borrow under the Amended ABL Credit Facility. In the event the lenders under the Amended ABL Credit Facility and/or the Amended Term Loan Facility exercise remedies and/or the Company seeks court protection as described above, holders of our equity securities would likely be entitled to little or no recovery on their investment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement, dated as of March 31, 2022, by and among Armstrong Flooring, Inc., as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, Australian security trustee, swingline lender and letter of credit issuer.

10.2	Third Amendment to Term Loan Agreement, dated as of March 31, 2022, by and among Armstrong Flooring, Inc., as borrower, Armstrong Flooring Pty Ltd, as Australian borrower, the guarantors named therein, the lender parties thereto and Pathlight Capital LP, as administrative agent, collateral agent and Australian security trustee.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: March 31, 2022